                                                                      EXHIBIT 11

                    SARA LEE CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF NET INCOME PER COMMON SHARE
                  ------------------------------------------
                     (In millions except per share data)



                                                       FOR THE YEAR ENDED JULY 1, 1995
                                                      ---------------------------------
                                                         PRIMARY       FULLY DILUTED
                                                      -------------  -----------------
EARNINGS:

Net income                                              $ 804             $ 804

Less:   Dividends on preferred stocks,
        net of tax benefits                               (28)              (12)

        Adjustment attributable to conversion of
        ESOP convertible preferred stock                   --                (8)
                                                       ------            ------
Net income available for common stockholders            $ 776             $ 784
                                                       ======            ======

SHARES:

Average shares outstanding                                478               478

Add: Common stock equivalents -

        Stock options                                       1                 2

        ESOP convertible preferred stock                   --                18

        Restricted stock and other                          1                 1
                                                       ------            ------
Adjusted weighted average shares outstanding              480               499
                                                       ======            ======

NET INCOME PER COMMON SHARE                            $ 1.62            $ 1.57
                                                       ======            ======

                                                                     EXHIBIT 11
                                                                     (continued)


                    SARA LEE CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF NET INCOME PER COMMON SHARE
                     (In millions except per share data)


                                                    FOR THE YEAR ENDED JULY 2, 1994
                                                    ---------------------------------
                                                        PRIMARY       FULLY DILUTED
                                                       --------       -------------
EARNINGS:

Net income before accounting change                    $    234         $    234

Cumulative effect of accounting change                      (35)             (35)
                                                       --------         --------
Net income                                                  199              199

Less: Dividends on preferred stocks,
      net of tax benefits                                   (24)             (12)

      Adjustment attributable to conversion of
      ESOP convertible preferred stock                       --               (9)
                                                       --------         --------
Net income available for common stockholders           $    175         $    178
                                                       ========         ========

SHARES:

Average shares outstanding                                  478              478

Add:  Common stock equivalents -

      Stock options                                           1                1

      ESOP convertible preferred stock                       --               18

      Restricted stock and other                              1                1
                                                       --------         --------
Adjusted weighted average shares outstanding                480              498
                                                       ========         ========

NET INCOME PER COMMON SHARE:

Before cumulative effect of accounting change          $   0.44         $   0.43

Cumulative effect of accounting change                    (0.07)           (0.07)
                                                       --------         --------
                                                       $   0.37         $   0.36
                                                       ========         ========
